UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________________

Date of Report (Date of earliest event reported) March 9, 2009

Diligent Board Member Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 West 37 St. 8th Floor

New York, NY 10018

(Address of principal executive offices) (Zip Code)

(212) 741-8181

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities
Item 5.03	Amendments to Articles of Incorporation

On February 13, 2009, Diligent Board Member Services, Inc. (the “Company”) entered into a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Spring Street Partners, L.P. (“Spring Street”) and Carroll Capital Holdings, LLC (“CCH”) pursuant to which the Company will issue shares of its newly created Series A Preferred Stock (“Preferred Shares”) to Spring Street and CCH in exchange for US$3,000,000. A copy of the Purchase Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The rights, powers and preferences of the Preferred Shares are set forth in an Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) adopted by the Company’s shareholders at a special meeting held on March 11, 2009 local time in Auckland, New Zealand and filed with the Delaware Secretary of State on March 11, 2009. The Amended and Restated Certificate also increased the number of authorized shares of common stock of the Company to 250 million. The Amended and Restated Certificate as filed with the Delaware Secretary of State is attached as Exhibit 99.2 hereto and incorporated herein by reference.

On March 11, 2009, the Company, Spring Street and CCH consummated the transactions contemplated by the Purchase Agreement (the “Closing”). At the Closing the Company issued (i) 20,000,000 Preferred Shares to Spring Street in exchange for US$2,000,000 and (ii) 10,000,000 shares of Preferred Shares to CCH in exchange for US$1,000,000. In the Purchase Agreement, Spring Street and CCH each represented to the Company that it was an “accredited investor” as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”), and the Company has relied on the exemption provided by Section 4(2) of the Securities Act from the registration requirements of the Securities Act with respect to the sale and issuance of the Preferred Shares to Spring Street and CCH.

The Preferred Shares accrue dividends at the rate of 11% of their initial price of $0.10 per share, adjusted for stock splits and similar events. Dividends are payable on the first business day of each calendar year for the preceding calendar year in cash or in additional Preferred Shares, at the option of the Company. The Preferred Shares carry a liquidation preference of equal to $0.15 per share, plus accrued and unpaid dividends, and then participate thereafter with the Company’s common stock. The Preferred Shares are convertible at any time at the option of the holders into Company common stock on a one-for-one basis (as may be adjusted in accordance with the anti-dilution provisions set forth in the Amended and Restated Certificate). In addition, the Preferred Shares will automatically be converted into common stock upon the closing of an underwritten share offering by the Company on a registered stock exchange, which realizes at least US$40,000,000 of gross proceeds to the Company. The Preferred Shares vote on an as-converted basis with the Company’s common stock on all matters except the general election of directors. The Preferred Shares are also entitled to vote as a separate class in the election of one director and with respect to certain events that affect the Preferred Shares and other major transactions affecting the Company, as more fully described in the Amended and Restated Certificate.

At the Closing, the Company also entered into an Investors’ Rights Agreement (the “Investors’ Rights Agreement”) with Spring Street and CCH to govern the rights of Spring Street and CCH to, among other things: (x) cause the Company to register shares of common stock issuable to Spring Street and CCH; (y) receive certain information from the Company; and (z) participate in future equity offerings by the Company. A copy of the Investors’ Rights Agreement is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 2.06	Material Impairment

In connection with the formation of the Company and consummation of the Company’s offering of 24 million shares of common stock in New Zealand in the fourth quarter of 2007, the Company lent approximately $6,800,000 (the “LLC Loan”) to its accounting predecessor entity, Service Share Holding LLC (the “LLC”) (f/k/a Diligent Board Member Services, LLC). The LLC is a significant shareholder of the Company. At present, the loan is secured by approximately 25 million shares of the Company’s common stock that were voluntarily pledged by the LLC and its members. Because the predecessor has no assets other than its Company shares, it is dependent upon receiving dividends from the Company, selling shares of common stock or obtaining cash from other sources to repay the debt. Given the Company’s financial condition at the end of 2008, as reported on the Company’s Current Form 8-K filed on February 26, 2009, the Company is not in a position to pay dividends and the market value of the pledged shares is insufficient at the present time to fully-satisfy the debt. Accordingly, on March 9, 2009, the Company’s board of directors determined that the Company will record an impairment loss with respect to the LLC Loan. The amount of the impairment charge has not been finally determined and will be announced in the Company’s Annual Report on Form 10-K. No future cash expenditures are expected to be incurred by the Company as a result of the impairment.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 12, 2009, Brian Henry resigned from his position as the Global Sales Channel Partner Director of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Series A Preferred Stock Purchase Agreement dated February 13, 2009 between the Company, Spring Street Partners, L.P. and Carroll Capital Holdings, LLC.
99.2	Amended and Restated Certificate of Incorporation filed March 11, 2009 with the Delaware Secretary of State.
99.3	Investors’ Rights Agreement dated March 11, 2009 between the Company, Spring Street Partners, L.P. and Carroll Capital Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILIGENT BOARD MEMBER SERVICES, INC.

Date: March 13, 2009	By: /s/Hunter Cohen
Hunter Cohen
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

99.1	Series A Stock Purchase Agreement dated February 13, 2009 between the Company, Spring Street Partners, L.P. and Carroll Capital Holdings, LLC.

99.2	Amended and Restated Certificate of Incorporation filed March 11, 2009 with the Delaware Secretary of State.

99.3	Investors’ Rights Agreement dated March 11, 2009 between the Company, Spring Street Partners, L.P. and Carroll Capital Holdings, LLC.